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                                                                    Exhibit 8.1


                                April 4, 1995



(310) 552-8500                                                    C 00053-00965


H. F. Ahmanson & Company
4900 Rivergrade Road
Irwindale, California 91706

                Re:  H. F. Ahmanson (the "Company")/
                     Medium Term Notes, Series A
                     --------------------------------

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of the Company's Prospectus Supplement dated April 4, 1995 relating to the Company's Medium Term Notes, Series A. The Prospectus Supplement is supplemental to the Company's Prospectus dated April 4, 1995 (the
"Prospectus"), included in the Registration Statement on Form S-3 (Registration No. 33-57395) filed with the Securities and Exchange Commission on January 23, 1995.

        We hereby confirm our opinion set forth under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement. Furthermore, it is our opinion that the discussion under the caption "Certain United States Federal Income Tax Considerations," to the extent that it constitutes legal conclusions, is accurate in all material respects.

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H. F. Ahmanson & Company
April 4, 1995
Page 2




        We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and further consent to the use of our name under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus Supplement.

                                        Very truly yours,


                                        GIBSON, DUNN & CRUTCHER


CA950820.085/5+